Exhibit A

Mutual Fund Series Trust

Class I Master Distribution Plan

AMENDMENT Dated APRIL 30, 2019

The Class I Master Distribution Plan has been adopted with respect to the following Funds:

Camelot Premium Return Fund

Camelot Excalibur Small Cap Income Fund

Catalyst Enhanced Income Strategy Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Global Innovations Fund

AlphaCentric Municipal Opportunities Fund

AlphaCentric Symmetry Strategy Fund

Mutual Fund Series Trust

By: __/s/ Jerry Szilagyi__

Jerry Szilagyi, Trustee